PLEDGE AGREEMENT


          THIS PLEDGE AGREEMENT, dated as of April 1, 1998 (this "Pledge Agreement"), is made by Paul A. Moore (the "Pledgor"), and WorldPort Communications, Inc., an Delaware corporation ("Company").

                              W I T N E S S E T H:

          WHEREAS, pursuant to an Employment Agreement between Pledgor and the Company, as amended (the "Employment Agreement"), Pledgor has purchased 125,000 shares (the "Preferred Shares") of the Series B Convertible Preferred Stock (the "Series B Preferred Stock") at a purchase price of $5.36 per share; and

          WHEREAS, pursuant to the Employment Agreement, the Company has extended deferred payment terms to Pledgor in connection with his purchase of the Preferred Shares, which deferred payment terms are evidenced by that note (the "Note") in the principal amount of Four Hundred Eighty-Five Thousand Four Hundred Dollars ($485,400) dated the date hereof (the "Note").

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor agrees with the Company that:

          SECTION 1 Pledge. To secure the due and punctual payment and performance of the Liabilities (hereinafter defined), the Pledgor hereby pledges and grants to the Company a continuing security interest in the following:

          (a) the Preferred Shares acquired by Pledgor (herein called the "Pledged Securities"), the certificates and any other instruments representing or evidencing the Pledged Securities, all rights to receive such certificates or to receive any other evidence of ownership of the Pledged Securities, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities;

          (b) all other property hereafter delivered to the Company in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof, all claims under any thereof, and all other rights now existing or hereafter arising or acquired under and in connection with any thereof; and

          (c)  all proceeds of all of the foregoing.

     All such Pledged Securities, certificates, contracts, instruments, cash, securities, interest, dividends, rights and other property is herein collectively called the "Collateral."

TO HAVE AND TO HOLD the Collateral, together with all rights, title, interests, privileges and preferences appertaining or incidental thereto, unto the Company, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereafter set forth.

          The term "Liabilities," as used herein, shall mean all obligations and liabilities of the Pledgor to the Company under the Note.

          SECTION 2 Warranties and Covenants. So long as any of the Liabilities remain outstanding, the Pledgor will, unless the Company shall otherwise consent in writing:

          (a) at his expense, promptly deliver to the Company any and all certificates evidencing the Pledged Securities and, from time to time upon request of the Company, such stock powers and other documents, satisfactory in form and substance to the Company, with respect to the Collateral as the Company may reasonably request to preserve and protect, and to enable the Company to enforce, its rights and remedies hereunder;

          (b) not sell, assign, exchange or otherwise transfer any of his right to any of the Collateral; or

          (c) not create or suffer to exist any lien, security interest or other charge or encumbrance against, in or with respect to any of the Collateral except for the pledge hereunder and the security interest created hereby.

          SECTION 3 Further Assurances. The Pledgor agrees that it will, at its cost and expense, do such further acts and things, and execute and deliver to the Company such additional conveyances, assignments, Uniform Commercial Code financing statements, agreements, instruments, and notices as the Company may request in order to carry out the pledge of the Collateral or better to assure and confirm unto the Pledgor its rights, powers and remedies hereunder.

          SECTION 4  Default.

          (a) The occurrence of either of the following shall constitute a "Default" hereunder: (i) nonpayment, when due, of any amount payable on the Note; or (ii) the failure by the Pledgor to perform any covenant or agreement contained herein.

          (b) Upon the occurrence of a Default, the Company may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect from time to time in Delaware, including, but not limited to, the sale, assignment, or other disposal of the Pledged Securities in exchange for cash or credit. Pledgor acknowledges the commercial reasonableness of a private sale of the Collateral given the securities law restrictions upon public notice, solicitation and distribution.

          SECTION 5 Termination. Upon payment in full of any and all Liabilities, this Pledge Agreement shall terminate, the pledge of the Collateral shall become null and void, and all Collateral in possession of the Company shall be returned to and become the sole and exclusive property of Pledgor.

          SECTION 6 Notices. All communications and notices hereunder shall be in writing and, if mailed, shall be deemed to be given when sent by registered or certified mail, postage prepaid, and addressed to the Company at its principal place of business and to Pledgor at his last address in the Company's records.

          SECTION 7 Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise grant any option with respect to the Collateral, or any part thereof.

          SECTION 8 Miscellaneous Provisions. Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing duly signed by or on behalf of the Company hereunder.

          SECTION 9 Governing Law; Interpretation. This Agreement shall be governed by the internal laws of the State of Delaware. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.




                              Paul A. Moore


                              WORLDPORT COMMUNICATIONS, INC.



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